UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 27, 2012

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 Tournament Drive, Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 753-3200

Registrant's Former Name or Address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      Other Events

Mueller Industries, Inc. (the Company) is filing this Current Report on Form 8-K to reflect the retrospective adoption of a new accounting pronouncement with respect to the financial information contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (filed with the Securities and Exchange Commission on April 27, 2012), the Company adopted Accounting Standard Update (ASU) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which requires presentation of the components of net income and other comprehensive income either as one continuous statement or as two consecutive statements and eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The standard does not change the items that must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income.

Exhibit 99.1 presents the retrospective application of ASU 2011-05, as revised by ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, for the fiscal years ended December 31, 2011, December 25, 2010, and December 26, 2009 and should be read in conjunction with the information in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

ITEM 9.01                      Financial Statements and Exhibits.

(d) Exhibits

99.1           Consolidated Statements of Comprehensive Income

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

	By:	/S/Gary C. Wilkerson
	Name:	Gary C. Wilkerson
	Title:	Vice President, General Counsel and Secretary

Date: July 27, 2012

EXHIBIT INDEX

Exhibits	Description

99.1	Consolidated Statements of Comprehensive Income